Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

Agreement No.:

Yunnan Unicom Electronic Sales Platform

Construction and Operation Cooperation

Agreement

Parties Signing the Agreement

[China United Network Communications Limited Yunnan Branch]

and

[Shanghai Jiuge Information Technology Co., Ltd.]

Date of Signing of Agreement

[09] [07] [2019]

Party A: China United Network Communications Limited Yunnan Branch

Person-in-charge: Yang Yunlin

Registered Address: China Unicom Tower, 51 Jiangbin West Road, Wuhua District, Kunming

Telephone: 0871-68168828

Contact Person: Wan Wen

Party B: Shanghai Jiuge Information Technology Co., Ltd.

Legal Representative/Person-in-charge: Li Ping

Registered Address: Unit 2762, 2F, 3 Xuanhua Road, Changning District, Shanghai

Telephone: 021-32577007

Contact Person: Mao Junyi

Whereas:

1)

Party A is a legally operating, state-authorised telecommunications services company incorporated in accordance with the laws of the People’s Republic of China, and operates the telecommunications networks covering the areas under this Agreement;

2)	Party B has the qualifications and capabilities to construct and operate the services set out in this Agreement.

Party A and Party B (hereinafter referred to as the “Parties”) agree to the following terms and conditions for the construction and operation of Party A’s telecommunications services under this Agreement in accordance with the relevant provisions of the laws and regulations of the People’s Republic of China and the regulatory requirements of the telecommunications industry:

Chapter 1 Representations and Warranties

Article 1   Party A agrees and warrants that, as the independent contract entity, it has legally handled the legal procedures required for the operation of the telecommunications services under this Agreement.

Article 2   Party B agrees and warrants that, as the independent contract entity, it has legally handled the legal procedures required for the operation of the telecommunications services under this Agreement. If its behaviour is in conflict with the law, Party B shall bear the responsibility arising therefrom. Party B warrants to accept the normative requirements formulated by Party A on the business system, service regulations, tariff standards, publicity programmes and preferential policies related to the construction and operation of the services under this Agreement. It agrees that Party A has the right to independently revise the above normative requirements. The revised normative requirements shall be implemented on the effective date determined by Party A.

Chapter 2 Scope and Area of Construction and Operations

Article 3   Party A shall authorise Party B to construct and operate Party A’s services (“Scope of Services for Construction and Operations”) as set out below:

(I) Details and Objectives of the Construction:

The Yunnan Unicom Electronic Sales Platform shall be a nationwide customer-centric, integrated online and offline sales platform created by grouping together the high-quality business capabilities, traffic and resources provided by Yunnan Unicom, the internet partners and the professional platform operators. The Platform stimulates potential consumer demand by integrating third-party partners’ user traffic resources to drive sales growth in business capabilities. At the same time, the Platform shall make use of the deep cooperation and innovation with leading internet partners as the value base to attract and agglomerate business partners and mass users to participate in business innovation. This shall transform Yunnan Unicom from “Network + Basic Telecommunications Business Operations” to “Network + Basic Business + Resource Capabilities Operations” and construct a competitive nationwide electronic sales platform ecosystem in the industry.

(For details, see Annex 1: Platform Construction and Development Framework Agreement)

(II) The types of services to be operated include, but are not limited to:

Call charges and traffic, phone plans, number cards, broadband, smart home, Big Data, IoT cards, IDC (cloud-related), financial insurance, internet channel rights, Yunnan local specialties rights, among others

(III) Forms of services:

1. New user network access;

2. Product promotions and sales;

3. Customer service and retention.

(IV) Resource authorisation:

User communication service number, SIM cards, value cards, communication terminal, negotiable instruments, end user credit, physical objects for marketing activities and customer service, and job numbering and system authorisation for Party A’s service support system.

(V) Touchpoint authorisation:

Party A authorises Party B to operate the flagship stores of Yunnan Unicom Tmall, Yunnan Unicom Jingdong and Yunnan Unicom Pinduoduo. Party A has paid the security deposits for all the outlets, which also incur annual fees. Party A has paid the annual fees for 2019. Thereafter, the annual fees shall be paid by Party B as Party A shall no longer be liable for them. During the term of the cooperation, Party B shall be responsible for the cost of running the outlets as Party A shall no longer be liable for them.

Article 4   Article The geographical scope of Party B’s operations under this Agreement (“Authorised Areas”) is: Nationwide

Article 5   Party A authorises Party B to use Party A’s VI within the scope of its service operations under this Agreement. Party B must construct the Platform webpage in accordance with Party A’s relevant specifications.

Article 6   Party B warrants to fulfil the business conditions necessary as the authorised agent for Party A’s services, including but not limited to the locations and areas of the business premises, power supplies, internet access and business equipment such as computers, printers, scanners, photocopiers, and so forth.

Article 7   Party B shall not assign or transfer all or part of the agency matters under this Agreement to any other third parties in any way. Otherwise, Party A reserves the right to unilaterally terminate this Agreement and the cooperation with Party B. Consequently, Party B shall return to Party A all the proceeds obtained as a result of the assignment or transfer and compensate Party A for all losses it suffered.

Article 8   The qualifications of Party B for the construction and operation under this Agreement is exclusively for the cooperation.

Chapter 3 Funds Settlement

Article 9   The business expenses incurred in the agency services under this Agreement shall be charged by Party B to the customer and settled in the manner agreed by China Unicom’s fund collection service. For details of the settlement process, please refer to Annex 2 to this Agreement “China Unicom Agency Funds Collection Service and Customer Acceptance Agreement”.

Article 10   Party B warrants that all platform construction and operation expenses shall be borne by Party B (the working capital invested shall not be less than RMB 50 million). The costs of investment include the following components: operational personnel expenses, platform construction hardware and software costs, service promotion expenses and service investment funds.

Article 11   Party B warrants that the Platform shall be open to the public during the term of the cooperation. In the case of customers and products not converted by Party B, it shall not participate in the Platform revenue sharing. The Parties warrant to share the Platform service revenues and jointly address the Platform’s market competition. Based on the consultations between the parties, the Platform service revenue sharing shall be proportioned as follows:

Rule Table for Nationwide Electronic Sales Platform Revenue Sharing
Type of Cooperation	Service Capabilities		Yunnan Unicom	Shanghai Jiuge	Remarks
	Phone purchase, phone plans and financial instalments				1. Communication service revenue refers to the commission obtained from selling communication services through the Platform.
	Number	Wang Ka
	Card Services	Bing Ji Ling			2. Commissions from sales within the Province shall be paid according to the Universal Commission Rules.
Communication services		Single Broadband	[***]%	[***]%
	New Broadband Installation	Integrated Broadband			3. Commissions from sales outside the Province shall be based on the commission rules signed.
Terminals, smart devices, etc.
Non- communication services	Rights (Pu Er Cha, Xian Hua Bing, San Qi, etc.)		[***]%	[***]%	Non-communication service revenue refers to the margin obtained by selling non-communication services
Financial Insurance

Article 12   In order to implement the national policy of “replacing business tax with value-added tax” policy requirements, Party B shall promptly notify Party A of Party B’s taxpayer qualifications and applicable tax rates. If there are changes to Party B’s taxpayer qualifications and/or the applicable tax rates, Party B shall notify Party A in writing at least 45 days before the change takes effect.

Article 13   Party A shall pay Party B the Platform service revenue-sharing commission fees. The applicable tax rate of Party B shall be the tax rate of the special VAT invoice issued by Party B to Party A.

Article 14   The Parties shall pay the Platform service revenue-sharing commission by monthly settlement. Before Party A pays Party B the service revenue-sharing commissions, Party B must issue a special VAT invoice to Party A in accordance with the relevant laws and regulations of the State.

Article 15   Party B shall submit the special VAT invoice to Party A within 10 days from the date of its issue in accordance with this Agreement. Party B shall be responsible for the replacing the invoice and the losses incurred by Party A should Party B fail to deliver the invoice within the prescribed time limit and cause Party A to not complete the invoice certification on time.

Article 16   If Party B fails to provide the special VAT invoice or if the special VAT invoice provided does not comply with the terms of this Agreement, Party A reserves the right to suspend payment of the Platform service revenue-sharing commissions to Party B. Party B shall be liable for all losses arising therefrom.

Article 17   After Party A has received the invoice issued by Party B and if Party B has not violated the terms of this Agreement, Party A shall pay Party B the Platform service revenue-sharing commission fees within 30 days.

Article 18   After the expiration or termination of this Agreement, Party A shall continue to pay Party B the remaining platform revenue-sharing commissions based on Party A’s Platform revenue-sharing commission settlement method for which funds settlement data of the Parties remains to be generated. Party B shall issue a true and valid invoice in accordance with national regulations and Party A’s requirements.

Article 19   After the termination upon expiration or early cancellation of this Agreement, Party A shall pay the outstanding Platform revenue-share commission fees to Party B within three months from the date of termination or cancellation of this Agreement. The payment method shall remain unchanged, unless otherwise agreed to by the Parties.

Chapter 4 Security Deposit

Article 22   The total amount of security deposit for the agency service under this Agreement is RMB 50,000.00 yuan (Fifty thousand yuan). Party B shall pay Party A in full by way of transfer within 15 days after the effective date of this Agreement. At the same time, Party B shall not pass on the security deposit expenses to the customers.

Party A’s collection account information:

Account name: China United Network Communications Limited Yunnan Branch

Bank: [____]

Account No.: [____]

Party B’s account information:

Account name: Shanghai Jiuge Information Technology Co., Ltd.

Bank: [____]

Account No.: [____]

Article 23   Party A may adjust Party B’s security deposit according to the change in the scope of Party B’s agency service, performance appraisal results, customer service quality and other regulatory requirements. If Party A requests Party B to increase the security deposit, Party B shall pay it in full within the time limit specified by Party A in its written notice.

Article 24   If Party B violates the provisions of this Agreement, violates Party A’s administrative regulations, or/and causes Party A to suffer losses, Party A reserves the right to deduct part or all of Party B’s security deposit. Party A shall have the right to deduct from the security deposit directly the monies, liquidated damages, and damage compensation that Party B owes to Party A and for the channel expansion service fees.

Article 25   After deducting part or all of the security deposit of Party B, Party A shall notify Party B of the reason for the deduction and the amount. Party B shall make up for the shortfall in security deposit within 15 days from the date of receipt of Party A’s notice.

Article 26   After the termination upon expiration or the early cancellation of this Agreement, Party B shall settle the relevant expenses in full and return the materials and information provided by Party A and hand over the customer data to Party A. Party A shall deduct the amount owed by Party B (including but not limited to the expenses incurred by Party B during the performance of this Agreement that Party B has yet to pay, liquidated damages and other amounts that Party A is entitled to deduct according to this Agreement and its Annex) and all receivables and payables between Party A and Party B shall be settled in full, whereupon the remaining security deposit (if any and without interest) shall be returned to Party B.

Chapter 5      Party A’s Rights and Obligations

Article 20   Party A has the right to adjust the channel expansion service fee and channel support cost policies according to changes in the relevant national polices, market competition situation, technological progress, service or product updates, and so forth. The adjusted policies shall be deemed as an effective part of this Agreement. The adjusted policies shall be implemented as of the effective date determined by Party A. Party A shall promptly notify Party B the relevant policies have been adjusted.

Article 21   Party A has the right to supervise and inspect Party B’s implementation of the registration of customers’ true identity information and the protection of personal data of customers in accordance with the relevant regulations of the State Administration for the industry. For details of the terms, please refer to Annex 3 to this Agreement, “Requirements and Agreement related to China Unicom Agencies’ Implementation of ‘Protection of Personal Data of Users’ and ‘Registration of Users’ True Identity Information’”.

Article 22   Party A has the right to instruct Party B to operate various service activities under this Agreement, and to supervise and inspect Party B’s marketing activities, customer service quality, and implementation of tariff standards on a regular or irregular basis. Party A has the right to independently formulate and adjust relevant normative requirements and appraisal methods. These shall be used to appraise the status of completion of the service development objectives and performance warranted by Party B and the various indicators such as Party B’s service capabilities, development of customer quality, service quality, creditworthiness and payment speed. Party A has the right to adjust the agency qualification level of Party B according to the appraisal results and take corresponding reward and punitive measures.

Article 23   Party A authorises Party B to use Party A’s corporate image, brand and other logos in the business premises as stipulated in Article 5 of Chapter 2 of this Agreement during the term of this Agreement. If Party B goes beyond the scope of authorised use or fails to use them in the manner prescribed by Party A, Party A has the right to demand Party B for rectification within a time limit. If Party B fails to rectify it as required, Party A has the right to punish Party B and unilaterally terminate the cooperation and reserves the right to pursue legal responsibility.

Article 24   If Party B violates the policies and/or systems formulated by Party A in connection with the agency service under this Agreement, Party A has the right to deduct the penalties, compensations and/or other amounts from the corresponding Platform revenue-sharing commissions in accordance with the provisions of the relevant policies and systems and/or the relevant terms of this Agreement and its Annexes.

Article 25   Party A shall ensure that the existing customers developed by Party B use China Unicom’s communication service during the term of the Agreement and provide services that meet the quality standards stipulated by the national communications authority.

Article 26   Party A is obliged to pay the Platform revenue-sharing commissions to Party B in accordance with the terms of this Agreement.

Article 27   Party A shall provide Party B with the necessary marketing, service and technical support for the performance of the service operations under this Agreement and the corresponding training and/or publicity materials required to promote the agency service.

Article 28  Party A shall, in accordance with Party B’s scope of operation of the services, assist Party B with the job numbering for the business system and business support system, configure corresponding authorisation, and be responsible for providing Party B with training on the relevant service specifications, handling procedures, and system operations.

Article 29   Party A shall promptly provide Party B with the latest tariff standards, tariff policies and promotion activities and plans for the service operations under this Agreement.

Article 30   Party A is responsible for the connection and interface of the 31 Provincial number card and contract services.

Article 31  Party A warrants that all information associated with the work contents of Party B, including but not limited to Party A’s corporate and product background, submitted to Party B is true, accurate and legal. If the materials submitted by Party A are inaccurate, etc., any consequences arising therefrom shall be borne by Party A.

Chapter 5 Party B’s Rights and Obligations

Article 32   Party B must abide by the laws and regulations of the China and the rules and regulations of the competent authorities of the telecommunications industry. Party B shall actively maintain Party A’s corporate image and corporate reputation, obey Party A’s service operation guidance and management, strictly abide by the various business management regulations and service management standards formulated by Party A, and actively cooperate with Party A’s market service activities.

Article 33   Party B is responsible for the planning, construction, promotion, and basic operation management of Party A’s Electronic Sales Platform, including product assistance planning, event planning, product selling point and packaging design, product management, solicitation, data analysis, page design, event promotion material design, solicitation and promotion, marketing activities, operation management, professional e-commerce online shopping guide and customer service, ordering and account opening support and other operational contents.

Article 34   Party B is responsible for the systematic optimisation of the Electronic Sales Platform, including but not limited to marketing promotion, purchasing processes, product demonstrations, among others, to improve conversion rate and user satisfaction.

Article 35   When Party B opens a promotion account for Party A, Party A shall provide the necessary cooperation and qualification materials, including but not limited to the photocopy of Party A’s business license and its electronic version, photocopy of the legal person’s identity card and its electronic version, original and scanned copies of the trademark authorisation for the promotion of the respective brand models, original and scanned copies of digital letter of commitment, among others.

Article 36   Party B shall determine the launch strategy for each launch platform according to the promotion needs for the launch.

Article 37   Party B shall timely analyse the bidding data for festive activities and daily marketing, timely evaluate the launch effect and formulate optimisation strategies so as to achieve the best for festive and daily marketing.

Article 38   Party B shall provide a preliminary draft of the key content related to the brands, which shall be officially published after Party A has confirmed in writing. Party B must ensure that the content published does not constitute infringement or violation of the advertising laws.

Article 39   In order to increase the turnover of the products and services on the Electronic Sales Platform , Party B shall utilise the resources of its partner merchants and the locally developed alliance merchants, cross-border partners, communication industry partners and electronic sales platforms to integrate the marketing, promote Party A’s brands and products, achieve the mutual complementariness of brands, channels, users, resources, activities, among others, between e-commerce and operators, achieve a win-win situation, and increase the order volume.

Article 40   Staff dispatched by Party B to Party A’s sites shall be responsible for the construction, operation and marketing of the Platform. Party A shall provide the necessary work environment for Party B’s staff to ensure the smooth completion of construction, operation and marketing.

Article 41   Party B shall, in relation to the goods being sold and various activities carried out, make necessary service regulations and descriptions, disclaimers and FAQs on the relevant pages and prepare customer service instruction manuals. Customer service personnel shall conduct pre-sales consultation, after-sales processing of user consultations, complaint handling and other customer service support tasks, promptly confirm and answer questions raised by users, shopping guide teams and customer service teams, update and maintain customer service instruction manuals.

Article 42   Construction of warehouse for goods held in trust: Party A shall entrust Party B to manage the communication terminals, USIM cards, invoices, network access agreements, unified packaging supplies and other goods and articles. Party B shall classify and establish a warehouse for the goods held in trust and establish rules for the receipt and delivery of goods into and out of the warehouse strictly in accordance with the relevant regulations and requirements of Party A. Inventory reconciliation shall be carried out on a monthly basis. If there is any loss or damage, Party B shall be liable for compensation according to the existing sales price.

Article 43   Party B is responsible for the overall planning and implementation of the online and offline promotions of the Electronic Sales Platform. Party A may respond to such plans. Party B’s promotion and solicitation plans shall include the promotion channels and services that it purchases from external parties, as well as promotion channels and services that Party B owns or operates independently.

Article 44   Upon completion of the service operations within the scope of this Agreement, Party B shall have the right to require Party A to pay the Platform service revenue-sharing commissions in accordance with the terms of this Agreement. Party B is obliged to provide Party A with true and valid invoices in accordance with the State regulations and Party A’s requirements, and at the same time bear the corresponding taxes and fees.

Article 45   Party B is obliged to ensure the authenticity of the customers it develops. In other words, the customers that Party B develops are truly willing to use Party A’s telecommunications network and products and that they fully understand all the contents of the telecommunications products and services provided by Party A. In accordance with Party A’s requirements, Party B is obliged to provide service and maintenance to the customers it develops when they use Party A’s telecommunications network and products.

Article 46   Party B shall properly advertise and promote Party A’s related business and services and shall not mislead customers or make false statements in any way. Without the prior written consent of Party A, Party B shall not make any promises or guarantees to the customers beyond the policies formulated and published by Party A. It shall not bind and/or cause Party A to assume any obligation other than the telecommunication service contract in any way.

Article 47   Party B guarantees that its agency service implements Party A’s pricing policy, preferential tariff policies and other marketing and service policies. Party B shall not arbitrarily change the scope and standards of the policies formulated by Party A, nor shall it quote or charge fees to customers in any form for items other than the officially announced price list.

Article 48   The marketing activities to be carried out by Party B for the service operation shall be reported to Party A for review and approval beforehand and shall be carried out only after Party A has given the written consent and the relevant administrative procedures are completed.

Article 49   Apart from those attributable to Party A, Party B shall promptly notify Party A to take necessary measures to avoid or reduce losses for customers with arrears. At the same time, Party B shall be responsible for collecting the arrears from the customers.

Article 50   Party B shall abide by the user personal data protection regulations and the real-name system regulations formulated by Party A. For details, see Annex 3”Requirements and Agreement related to China Unicom Agencies’ Implementation of ‘Protection of Personal Data of Users’ and ‘Registration of Users’ True Identity Information’”.

Article 51   Party B is obliged to cooperate in the prevention and elimination of communications information fraud. If a communications information fraud is suspected to have been committed, it shall retain the relevant records and report to Party A in a timely manner, provide relevant clues, and cooperate with Party A in its investigation.

Article 52   During the term of the Agreement, Party B shall not make unauthorised changes to or transfer any of the operational resources used to undertake the agency service under this Agreement, including but not limited to the business zones and area, without the prior written permission of Party A.

Chapter 6 Intellectual Property Rights

Article 53   No party shall use or permit third parties to use the other party’s trademarks, service marks or logos, other intellectual property rights (including English words, typefaces or parts of their names) and trademarks, service marks or logos and other legal rights similar thereto, without the prior written consent of the other party.

Article 54   Party B guarantees that the stationery, advertisements, promotional texts or other items and documents printed with the brand name, trademark, service mark or logo of Party A (Chinese and English) obtained with the consent of Party A shall be used only for the service as stipulated in this Agreement.

Article 55   Party B shall not disclose any undisclosed materials and information (including but not limited to confidential information / commercial information) related to Party A and its business obtained in the course of its contracting and business processes to any third party or for other purposes unrelated to this Agreement, without the prior written consent of Party A.

Article 56   After Party B warrants to complete the development of the Platform, the Parties shall jointly operate and use it. Upon expiration of the term of the cooperation, Party B shall transfer the platform source code to Party A. For the purpose of fulfilling this Agreement during its term, the information, materials or facilities obtained by Party B for the creation, production, conception, facilitation or origination of intellectual property rights such as the [Software Works] other than the platform source code, all global rights, ownership and interests of the said intellectual property rights shall be owned by Party A and Party B.

Chapter 7 Liability for Breach of Agreement and Damages

Article 57   Failure by either party to perform any of the terms of this Agreement shall be deemed a breach of the Agreement. The defaulting party shall bear the corresponding liability for breach of Agreement in accordance with this Agreement and the relevant terms of its Annexes.

Article 58   For the breach of agreement by either party that results in the termination of this Agreement or the loss of the abiding party, the abiding party has the right to demand the defaulting party to compensate them for all losses (including economic losses, loss of goodwill, etc.). The liability for breach of Agreement shall not be released as a result of the termination of this Agreement.

Article 59   Party B shall be deemed to have breached the Agreement if any of the following circumstances arises:

(I) Failure to handover Party A’s business payments on time, delaying or withholding the money collected from the customers on behalf of Party A;

(II) Failure to top up the prepaid business deposits or pay up on time on time to restore the credit line;

(III) Failure to pay or top up the security deposit within the time limit;

(IV) Inducing or deceiving customers to re-access the network after they have left it, or disguising a customer communication act to deceive Party A and illicitly obtain the channel expansion service fee;

(V) Failure to comply with the regulations or the terms by handling and activating services for customers without authorisation, including illicitly taking away terminals and SIM cards, resulting in the loss of income and settlement losses of Party A;

(VI) Embezzlement or misappropriation of funds or materials of Party A or the customers;

(VII) Unauthorised use of the service support system job numbering for other services without the consent of Party A;

(VIII) Operation of counterfeit or illegal products, or forcing customers to purchase non-Party A products;

(IX)      Transfer of all or part of the rights and/or obligations under this Agreement to any third party without the prior written consent of Party A;

(X) Unilateral termination of its Party A agency services without the written consent of Party A;

(XI) Violation of Party A’s business and service regulations, which resulted in major customer complaints or media exposure and caused adverse effects on Party A;

(XII) Failure to register the customer’s true identity information and / or perform customer data protection work requirements, submitting false reports, concealing customer data, deceiving customers or disclosing customer data;

Article 60   Should Party B breach the Agreement, Party A shall have the right to impose punitive measures, including the suspension of acceptance of service job numbers and the corresponding authorisation, delivery of goods and payment of the Platform service revenue-sharing commissions, according to the nature and impact of Party B’s breach of Agreement and the losses incurred by Party A, or unilaterally cancel this agreement and have Party B liable for the losses.

Article 61   Should Party B breach this Agreement and cause losses to or disputes with third parties, any resolution thereof that results in Party A having to assume any responsibility shall be compensated for by Party B in full.

Chapter 8 Force Majeure

Article 62   In the event of a force majeure event as stipulated by law, this Agreement shall be suspended automatically. The performance of this Agreement shall resume from the date the force majeure even is relieved and the term of this Agreement shall be extended accordingly. The party that encounters the force majeure shall provide the other party to the Agreement with the proof of force majeure issued by the relevant authority within five working days after the end of the force majeure event. Upon the occurrence of force majeure, the Parties are exempted in part or in full of the effects of force majeure on the performance of the Agreement. The party will not be absolved of its responsibilities if it had delayed its performance prior to a force majeure event.

Chapter 9 Agreement Revision, Cancellation and Termination

Article 63   If Party B intends to cancel all or part of the resources of the business activities provided under this Agreement, it shall notify Party A in writing three months in advance, failing which Party A shall be entitled to deduct the Platform service revenue-sharing commissions of Party B.

Article 64   Except as otherwise provided in this Agreement, Party A shall have the right to unilaterally terminate this Agreement and require Party B to compensate for the corresponding losses if any of the following circumstances occurs:

(I) Party B fails to abide by Party A’s universal tariff standards and policies or violates Party A’s service standards and market promotion rules;

(II) Party B is in or likely to be in a state of significant changes in personnel, financial and/or operational conditions, and is no longer able to properly perform its operational obligations under this Agreement;

(III) Party B has violated State laws and regulations and caused losses and adverse effects to Party A;

(IV) Party B fails to rectify its other breaches of the Agreement despite Party A’s written notice.

Article 65   Within 15 working days from the expiration or termination of this Agreement, Party B shall return all the data and materials (including but not limited to all originals, photocopies, reproductions and copies of customer information, income data, market analysis, business models, promotional advertisements, service agents, and relevant materials, as well as invoices, acceptance of official seals, agency qualification documents, etc. recorded on paper, film, optical disk, computer hard disk, etc. by means of writing, electronic, photo, audio and video, etc.) held by it for the agency service under this Agreement to Party A or its designated third party. Within 15 working days from the expiration or termination of this agreement, Party B shall complete the dismantling or removal of Party A’s logo in the business premises as stipulated in Article 5 of Chapter 2 of this Agreement.

Article 66   Upon the termination or early cancellation of this Agreement, if Party A appoint a third party to provide follow-up services to the customers developed by Party B, Party B shall guarantee that all customer data will be transferred to the third party within 10 working days from the date of termination or cancellation of this Agreement.

Chapter 10 Settlement of Disputes

Article 67   The Parties agree that every effort will be made to resolve all disputes between the Parties arising from or in connection with this Agreement. If the negotiation fails, either party has the right to file a lawsuit in the People’s Court with the jurisdiction in the domicile of Party A.

Chapter 11 Notification and Confirmation

Article 68   Any notification or other communications under this Agreement shall be made in writing by any party and delivered to the other party: (1) in person; (2) by fax; (3) by express mail; (4) by registered mail; or (5) by email, with the date of receipt by the other party deemed the date of delivery.

Article 69   The Parties agree that after Party A’s notification is delivered, Party B will confirm with Party A by e-mail and after Party B’s notification is delivered, Party A will confirm with Party B by e-mail. If the notification of either party is delivered to the other party and the notified party does not confirm it, it shall be deemed as a breach of Agreement.

Chapter 12 Effectiveness and Renewal of Agreement and Miscellaneous

Article 70   This Agreement is valid for 3 years from the date of signature and affixation of the official seals of the legal representatives or authorised representatives of the Parties or their contract seals. Upon the expiration of this Agreement, if the Parties intend to continue with the cooperation, they shall sign a separate agreement for the renewal.

Article 71   During the term of this Agreement, if State laws, regulations and policies affect the implementation of the relevant provisions of this Agreement, the Parties shall make corresponding adjustments in accordance with relevant State regulations.

Article 72   Matters not covered in this Agreement shall be determined by consultations between the Parties and a separate supplemental agreement shall be signed.

Article 73   All Annex and Supplemental Agreements to this Agreement are an integral part of this Agreement and have the same legal effect as the main text of this Agreement. In the event of any conflict or inconsistency between this Agreement and the Supplemental Agreement, the Supplemental Agreement shall prevail.

Article 74   This Agreement shall be executed in 4 copies, each party retaining 2 copies thereof, all of which shall have the same legal effect.

Annexes:

1.	Platform Construction and Development Framework Agreement

2.	China Unicom Agency Funds Collection Service and Customer Acceptance Agreement (Prepaid Business Deposit Model)

3.	China Unicom Agency Funds Collection Service and Customer Acceptance Agreement (Credit Model)

4.	Requirements and Agreement related to China Unicom Agencies’ Implementation of ‘Protection of Personal Data of Users’ and ‘Registration of Users’ True Identity Information’

Party A: China Co., Ltd. Branch	Party B: Shanghai Jiuge Information Technology Co., Ltd.

Signature of Representative:	Signature of Representative:

Date: DD MM YY	Date: DD MM YY

Annex 1 Platform Construction and Development Framework Agreement

Project Name: Yunnan Unicom Electronic Sales Platform

Party A (Customer) : China United Network Communications Limited Yunnan Branch

Party B (Supplier) : Shanghai Jiuge Information Technology Co., Ltd.

Place of Signing: Kunming City

This Agreement is entered into by and between the Parties after consultations for the Yunnan Unicom Electronic Sales Platform.

I. Scope and Details of the Development

1.	Party B is responsible for the design and development of the platform system, "Yunnan Unicom Electronic Sales Platform".

2.	After the development is completed, Party B is responsible for the platform software deployment, commissioning and training.

3.	After the platform is launched, Party B is responsible for platform operation and maintenance support.

4.

Party A will provide the necessary server and bandwidth resources at the location of the platform project. The daily maintenance of the site and servers shall be undertaken by [Party A] at its expense. Party B will employ the maintenance personnel and pay their salaries.

5.	After the platform development is completed, [Party A] will own the [platform hardware and software] while the developer, Party B, will own the platform-related intellectual property rights.

(The specific details will be discussed separately by the Parties)

II. Progress of Research and Development and Deliverables

Party B will complete all service processes of the platform system (Yunnan Unicom Electronic Sales Platform) under this Agreement within 2 months after the contract is signed, that is, before August 31, 2019. Once all service processes have been qualified, the operation will go online.

III. Rights and Obligations of the Parties

1. Party A’s rights and obligations

(1) Party A has the right to supervise the implementation of the entire project in accordance with this Agreement and the relevant Annexes, and to review the completion quality of the project;

(2) Party A has the right to request Party B to provide project reports and other related materials in accordance with this Agreement and the terms of the relevant Annexes;

2. Party B’s rights and obligations

(1) Party B has the right to request Party A to provide the necessary technical interface for Parties’ system connection under the premise of ensuring quality and completing development according to the terms of the Agreement;

(2) Party B guarantees that if it is necessary to use/reference third-party materials for the purpose of this Agreement, it shall legally obtain the license from the relevant right holder beforehand and submit all the license to Party A when providing the work deliverables. Party B guarantees that its work submitted under this Agreement is not likely infringe the legal rights (including but not limited to intellectual property rights) of third parties. If a third party makes a claim against Party A for disputes arising from Party B’s work submitted under this Agreement, Party B shall be responsible for the settlement and compensate for all costs such as legal fees and litigation fees incurred and losses incurred by Party A;

(3) Party B shall arrange the implementation of the project strictly in accordance with the development content and time provided under this Agreement and the relevant Annexes, and submit the work deliverables to Party A within the specified time;

IV. Research and Development Costs and Payment Method

All platform construction and operation commitments shall be borne by Party B. These includes but are not limited to:

Software and hardware costs for platform construction, platform operating costs and service promotion costs.

V. Confidentiality of Technical Information and Data

All deliverables under this Agreement and all the materials and documents provided by Party A to Party B in the course of implementing the Agreement are the trade secrets of Party A. Party B shall be obligated to the confidentiality.

After the development and completion of the system platform, the Parties will jointly operate and use it. Upon the expiration of the term of the cooperation, the platform source code shall be handed over to Party A.

VI. Miscellaneous

This Agreement shall be executed in 4   copies, each party retaining 2 copies thereof, which shall take effect from the date of signing and affixation of seals by the Parties and terminate on the date when the rights and obligations of the Parties end.

Party A: China United Network Communications Limited Yunnan Branch

Representative:

Date:     DD    MM    YY

Party B: Shanghai Jiuge Information Technology Co., Ltd.

Representative:

Date:     DD    MM    YY

Annex 2

China Unicom Agency Funds Collection Service and

Customer Acceptance Agreement

(Prepaid Business Deposit Model)

Party A (Payee): China United Network Communications Limited Yunnan Branch

Party B (Entrusted Payer): Shanghai Jiuge Information Technology Co., Ltd.

Party B fills in the following form and guarantees the authenticity of the information.

Name of Agency	Shanghai Jiuge Information Technology Co., Ltd.
Name of Contracted Outlet
Name of Contracting Agent	Mao Junyi	Telephone	[____]
Type of Service Applied for	Agency Fund Collection Contract ☐	Agency Fund Collection Contract Termination ☐
Identity Card No. of Contracting Party	[____]
Name of Bank

Industrial and Commercial Bank of China ☐ Agricultural Bank of China ☐ Bank of China ☐ China Construction Bank ☐ Bank of Communications ☐ Postal Savings Bank of China ☐ China Merchants Bank ☐ China Everbright Bank ☐ Ping An Bank ☐ Shenzhen Development Bank ☐ China CITIC Bank ☐ China Minsheng Bank ☐ China Industrial Bank ☐ Hua Xia Bank ☐ Pudong Development Bank ☐ China Guangfa Bank ☐ Bank of Shanghai ☐ Bank of Beijing ☐ Other banks

Bank Account Name	Shanghai Jiuge Information Technology Co., Ltd.
Type of Bank Card	Savings Card ☐ Credit Card ☐ Public Accounts ☐
Bank Card Number	[____]
Address (optional)

In order to simplify the payment method of Party B, the Parties have, on the principle of voluntariness, equality and good faith, agreed to the following in respect of Party B’s handling of China Unicom Agency Fund Collection Service:

1. Party B agrees to authorise Party A to use Party B’s contracted bank card and adopt the entrusted deduction method for automatic payment of prepaid deposit that Party B is required to pay for its service acceptance.

2. Party B shall ensure that the account name of the contracted bank card provided is the same as the name of the contracting party. If deduction is unsuccessful due to inconsistency such as falsehood or fraud in the information provided by Party B, resulting in Party B failing to make payments or the services being affected, Party A shall not bear the corresponding responsibilities.

3. Party B guarantees the authenticity, legality and validity of the relevant information such as the bank, account name and account number registered under this Agreement and the binding of only one bank account. Party B also guarantees that there is no illegal misuse of another bank account. All legal liabilities and consequences arising from the fraudulent use of other people’s accounts shall be borne by Party B. The signing of this Agreement means that all disputes between Party B and the bank or related institutions regarding this payment are disputes between Party B and the bank or related institutions, and have nothing to do with Party A.

4. Party B shall ensure that the contracted bank card has sufficient balance to avoid unsuccessful deduction. Party B shall be responsible if the prepaid deposit balance becomes insufficient due to errors in the information, including but not limited to the bank account number and the contracting number, provided by Party B, or deduction failure or errors caused by insufficient account balance, account closure, frozen account, unauthorised actions, expired bank card and other reasons not attributable to Party A.

5. Party B and the bank shall obtain the prior written consent of Party A and handle the termination formalities should they terminate this service. This Agreement expires automatically upon the end of the service.

6. If there are any changes to the agency fund collection service rules, Party A’s latest service announcement shall prevail.

7. After successful deduction by Party A, if Party B objects to the deduction, Party A shall initiate an inquiry. If there is a dispute, the Parties will resolve it through consultations. If consultation fails, either party has the right to file a lawsuit in the People’s Court with jurisdiction over the domicile of Party A.

8. This Agreement takes effect on the date of signing and affixation of seals by the Parties and the activation of service. It shall have the same term as the China Unicom Service Agency Agreement.

Party B warrants that it has fully and completely read and understood all the terms and conditions stipulated in this Agreement and guarantees the authenticity of the information therein.

Party A: China United Network Communications Limited	Party B: Shanghai Jiuge Information Technology Co., Ltd.

Branch

Manager: Date:	Principal/Company: Date

Annex 3 China Unicom Agency Funds Collection Service and Customer Acceptance Agreement

(Credit Model)

Party A (Payee) : China United Network Communications Limited Yunnan Branch

Party B (Entrusted Payer) : Shanghai Jiuge Information Technology Co., Ltd.

Party A grants Party B a credit line of 50000.00 yuan and/or / days of account term. Party B shall deposit all the business funds for the current period, when the accumulated amount arising from operating Party A’s agency service is close to the credit line or within 2 days after the expiration of each account term, to the bank account designated by Party A. Alternatively, Party A shall initiate the deduction from the bound bank card of Party B / Unicom account.

Party B fills in the following form and guarantees the authenticity of the information.

Name of Partner	Shanghai Jiuge Information Technology Co., Ltd.
Name of Contracted Company
Name of Contracting Party	Mao Junyi	Telephone	[____]
Type of Service Applied for	Partner Fund Collection Contract ☐	Partner Fund Collection Contract Termination ☐
Identity Card No. of Contracting Party	[____]
Name of Bank

Industrial and Commercial Bank of China ☐ Agricultural Bank of China ☐ Bank of China ☐ China Construction Bank ☐ Bank of Communications ☐ Postal Savings Bank of China ☐ China Merchants Bank ☐ China Everbright Bank ☐ Ping An Bank ☐ Shenzhen Development Bank ☐ China CITIC Bank ☐ China Minsheng Bank ☐ China Industrial Bank ☐ Hua Xia Bank ☐ Pudong Development Bank ☐ China Guangfa Bank ☐ Bank of Shanghai ☐ Bank of Beijing ☐ Other banks

Bank Account Name	Shanghai Jiuge Information Technology Co., Ltd.
Type of Bank Card	Savings Card ☐ Credit Card ☐ Public Accounts ☐
Bank Card Number	[____]
Address (optional)	/

In order to simplify the payment method of Party B, the Parties have, on the principle of voluntariness, equality and good faith, agreed to the following in respect of Party B’s handling of China Unicom Agency Fund Collection Service:

1. Party B agrees to authorise Party A to use Party B’s contracted bank card and adopt the Party B-initiated payment or the entrusted deduction method for the reactivation of credit line and/or account term after accepting Party B’s services.

2. Party B shall ensure that the account name of the contracted bank card (Unicom account name) provided is the same as the name of the contracting party. If deduction is unsuccessful due to inconsistency such as falsehood or fraud in the information provided by Party B, resulting in Party B failing to make payments or the services being affected, Party A shall not bear the corresponding responsibilities.

3. Party B guarantees the authenticity, legality and validity of the relevant information such as the bank, account name and account number registered under this Agreement and the binding of only one bank account. Party B also guarantees that there is no illegal misuse of another bank account. All legal liabilities and consequences arising from the fraudulent use of other people’s accounts shall be borne by Party B. The signing of this Agreement means that all disputes between Party B and the bank or related institutions regarding this payment are disputes between Party B and the bank or related institutions, and have nothing to do with Party A.

4. Party B shall ensure that the contracted bank card has sufficient balance to avoid unsuccessful deduction. Party B shall be responsible if the prepaid deposit balance becomes insufficient due to errors in the information, including but not limited to the bank account number and the contracting number, provided by Party B, or deduction failure or errors caused by insufficient account balance, account closure, frozen account, unauthorised actions, expired bank card and other reasons not attributable to Party A.

5. Party B and the bank shall obtain the prior written consent of Party A and handle the termination formalities should they terminate this service. This Agreement expires automatically upon the end of the service.

6. If there are any changes to the agency fund collection service rules, Party A’s latest service announcement shall prevail.

7. After successful deduction by Party A, if Party B objects to the deduction, Party A shall initiate an inquiry. If there is a dispute, the Parties will resolve it through consultations. If consultation fails, either party has the right to file a lawsuit in the People’s Court with jurisdiction over the domicile of Party A.

8. This Agreement takes effect on the date of signing and affixation of seals by the Parties and the activation of service. It shall have the same term as the Yunnan Unicom Electronic Sales Platform Construction and Operation Cooperation Agreement.

Party B warrants that it has fully and completely read and understood all the terms and conditions stipulated in this Agreement and guarantees the authenticity of the information therein.

Party A: China United Network Communications Limited	Party B: Shanghai Jiuge Information Technology Co., Ltd.

Yunnan Branch

Manager: Date:	Principal/Company: Date

Annex 4

Requirements and Agreement related to China Unicom Agencies’

Implementation of ‘Protection of Personal Data of Users’ and ‘Registration of

Users’ True Identity Information’

Party A: China United Network Communications Limited Yunnan Branch

Party B: Shanghai Jiuge Information Technology Co., Ltd.

As the authorised service agent of Party A, Party B is obliged to implement the relevant provisions of the State laws and regulations, including the Provisions on Protecting the Personal Information of Telecommunications and Internet Users and the Registration of True Identity Information of Telephone Subscribers.

Article 1   In accordance with the relevant provisions of the State Administration for the Industry, Party B is obliged to perform the inspection and registration of the true identity information of China Unicom customers that it has developed. In the course of handling the network access for the customer’s landline telephone and mobile telephone (including wireless network card; the same shall apply hereinafter), signing an agreement with the customer or confirming the provision of services, Party B must truthfully register the true identity information provided by the customer.

Network access refers to the customer’s handling of landline installation, relocation, account transfer, opening of mobile phone account, account transfer, etc.

Article 2   When registering the customer’s true identity information:

(I) Party B is obliged to request the customer to present the original and valid identification documents for inspection. The method of inspection include but is not limited to verification through the relevant department information database. The customer identity card specifically refers to: (1) the original valid personal identification document in the case of an individual customer and the original valid certificate of the agent/guardian and the individual if another person is entrusted (hereinafter r the agent or guardian of the individual customer shall be referred to as “Agent”), (2) the original copy of the duplicate of the business license (or the original organisation code certificate) and the original valid identification document of the manager in the case of a corporate customer.

The valid identification document of the individual customer, Agent or manager refers to: (1) Citizen identity card or temporary citizen identity card and household register for Chinese residents living in China; (2) Military identity card for personnel of the Chinese People’s Liberation Army and police identity card for personnel of the Chinese People’s Armed Police; (3) Mainland Travel Permit for Hong Kong and Macau Residents for the residents of Hong Kong and Macau and Mainland Travel Permit for Taiwan Residents for the residents of Taiwan; and (4) Passport for foreigners.

The valid identification document of the corporate customer refers to: (1) Organisation Code Certificate; (2) Business licence; (3) Social enterprise registration certificate; (4) Institution legal person certificate; (5) Diplomatic note.

(II) Party B is obliged to request the individual customer (or manager) or the manager of a corporate customer to truthfully write down the following information: (1) Individual customer will fill in the type of valid individual identification, the name, number, address and other information stated in the identification document; where another is entrusted, it must also include the Agent’s type of valid identification document and the name, number and address stated in the identification document; (2) Corporate customer will fill in the organisation name, address and valid contact method and the manager’s type of valid identification document, the name, number and address stated in the identification document.

(III) When the customer has produced the original copy of the true and valid identity document for verification, Party B will use the identity card reader and public security identity card system for verification. It will then use the electronic true name customer terminal to collect the information in the customer’s valid identification document and upload it for storage in the Unicom Service Support System. This completes the registration of the customer’s true identity information.

(When Party B is an electronic channel, Party B shall provide a valid method to upload the information contained in the customer’s valid identity document for storage in the Unicom Service Support System to complete the registration of the customer’s true identity information) (If the agency type is an electronic channel, the above description in brackets shall apply. Other types of agencies will not be listed with the above text in the Agreement).

(IV) If any of the following applies to the customer, Party B must handle the service for them: (1) The customer refuses to produce the original true and valid identification document (2) The customer refuses to fill in the relevant information truthfully; (3) The customer misuses another person’s identification document; (4) The customer uses forged and altered identification document.

Article 3   Party B is obliged to configure the equipment required to carry out the registration of the customer’s true identity information, including but not limited to computers, copiers, printers, scanners, ID card readers, etc.

Article 4   Party B shall ensure the truthfulness, completeness, accuracy and security of the customer’s information in accordance with Party A’s relevant customer data and service management specifications. It shall submit it to Party A once every     days according to Party A’s customer data filing requirements. When Party B promotes Party A’s business, if the customer initiate a complaint or dispute due to Party B’s customer information not consistent with that in the customer’s documents or missing data during registration, etc., Party B shall be responsible for resolving the problem. If Party A incurs losses therefrom (including but not limited to customers’ arrears, etc.), Party B shall fully compensate Party A.

Article 5   Party B shall properly keep the customer’s information, and strictly observe its confidentiality obligation pertaining to the customer’s information. It shall comply with Party A’s requirements for the protection, management, use and handling of customer data. Sufficient confidentiality measures and systems shall be adopted to ensure that the customer information is safe, not disclosed, tampered with, damaged, traded, illegally provided to other parties, not improperly used in any other form, and not used for any purpose other than within the scope of this Agreement. If the customer incurs losses arising therefrom, Party B shall bear the responsibility in accordance with the law. If Party A incurs losses, Party B shall be responsible for the compensation in full.

Article 6   Party B shall not collect and use customer data and information outside the scope of Party A’s authorisation. Party B shall not collect or use customer information and information by means of deception, misdirection or coercion or in violation of laws, administrative regulations and agreements with the customer.

Article 7   Party B is obliged to accept Party A’s supervision and inspection of the implementation of the customer’s true identity information registration and customer information protection work.

Article 8   This Agreement takes effect on the date of signing and affixation of seals by the Parties. It shall have the same term as the Yunnan Unicom Electronic Sales Platform Construction and Operation Cooperation Agreement.

Party A: China United Network Communications Limited Yunnan Branch	Party B: Shanghai Jiuge Information Technology Co., Ltd.

Signature of Representative: Date:	Signature of Representative: Date